Registration No. 333-74436
                                 Filed Pursuant to Rule 424(b)(3)
                       LaSalle Funding LLC
                          LaSalleNotes
     With Maturities of 9 Months or More from Date of Issue
                  Guaranteed Unconditionally By
                       ABN AMRO BANK N.V.

Pricing supplement No. 45
(To Prospectus and Prospectus Supplement dated April 19, 2002)

Trade Date: 10/16/02
Issue Date: 10/21/02

The date of this Pricing Supplement is October 16 2002

CUSIP      Principal   Interest     Maturity  Price to
Or         Amount      Rate(1)      Date      Public
Common                                        (2)
Code
51803XBX6  $1,119,000  5.00%        10/15/14  100%

Interest    Survivor's   Subject to  Dates and Terms of
Payment     Option       Redemption  Redemption
Frequency                            (including the
                                     redemption price)
Monthly     YES          YES         Callable at 100%
                                     on 10/15/2003 and
                                     Semi-Annually
                                     thereafter with 30
                                     days notice.


Proceeds to Discounts and     Reallowance  Dealer
Issuer      Commissions
98.80%      1.20%             $2.75        ABN AMRO Financial
                                           Services, Inc.

Original Issue Discount Notes: No
Total Amount of OID: N/A

(1) The interest rates on the LaSalleNotes may be changed by LaSalle Funding LLC from time to time, but any such change will not affect the interest rate on any LaSalleNotes offered prior to the effective date of the change.

(2)  Expressed as a percentage of aggregate principal.